Exhibit 99.1

NEWS RELEASE

Arthur J. Gallagher & Co. Signs Agreement to

Acquire AssuredPartners

Rolling Meadows, IL, December 9, 2024 — Arthur J. Gallagher & Co. today announced it has signed a definitive agreement to acquire AssuredPartners. The transaction is subject to customary regulatory approvals and is expected to close during the first quarter of 2025.

“We have held in high regard the fast-growing AssuredPartners franchise since its founding in 2011. AssuredPartners’ entrepreneurial spirit, broad U.S. footprint and middle-market focus make them an ideal merger partner for Gallagher. By further leveraging our deep industry verticals, investments in data and analytics, access to specialty products, our common systems and standardized service model, together we can provide even more value to clients and further position Gallagher for future growth,” said J. Patrick Gallagher, Jr., Chairman and CEO. “I look forward to welcoming the 10,900 AssuredPartners colleagues to our growing Gallagher family of professionals.”

Randy Larsen, CEO of AssuredPartners added: “This marks a significant milestone in AssuredPartners’ journey, showcasing the outstanding business we’ve built and strong growth we’ve experienced in just over a decade. With Gallagher, we bring together not only unparalleled global resources and expert insights but also a team of exceptional employees whose expertise and dedication have been the driving force behind our success. I am excited for our future together.”

“When we started AssuredPartners, I could never have imagined how far we would come. What started as a small team with a big vision has grown into an extraordinary organization, built on a foundation dedicated to our clients, our culture, and our people,” said Jim Henderson, Chairman of AssuredPartners. “I have watched the Gallagher culture thrive throughout my career. With Gallagher’s mutual client first mindset and underlying entrepreneurial spirit, I believe our employees, our clients, and our trading partners will be well served by putting these two amazing companies together.”

Benefits of the acquisition are expected to include:

•	Further expanding Gallagher’s retail middle-market property/casualty and employee benefits focus across the U.S.

•	Building on new business opportunities by leveraging Gallagher’s expertise, data and analytics and expansive product offerings

•	Deepening Gallagher’s capabilities across multiple niche practice groups, including Transportation, Energy, Healthcare, Government Contractors and Public Entity

•	Expanding the reach of Gallagher’s tuck-in M&A strategy

•	Creating opportunities for Gallagher’s wholesale, reinsurance and claims management businesses

•	Adding scale, expertise and talent to Gallagher in the U.K. and Ireland

•	Combining two highly compatible entrepreneurial, sales-based cultures, embedded in local communities and focused on growth and client service

•	Adding highly seasoned, experienced and proven insurance industry leaders to the Gallagher team

•	Financially attractive, with estimated double digit adjusted EPS accretion including the impact of synergies

Acquired Operations

Founded in 2011 by GTCR, a leading private equity firm, in partnership with Jim Henderson, today AssuredPartners is a leading U.S. insurance broker with client capabilities across commercial property/casualty, specialty, employee benefits and personal lines. AssuredPartners’ 10,900 colleagues serve a wide range of customers including commercial, public entity and individuals, through approximately 400 offices located across the U.S., the U.K. and Ireland. Pro forma revenues and EBITDAC for the trailing 12 months ended September 30, 2024 were approximately $2.9 billion and $938 million, respectively.

Key Transaction Terms

Under the agreement, Gallagher will acquire the stock of AssuredPartners’ parent company from GTCR and funds advised by Apax Partners LLP for gross consideration of $13.45 billion, representing a pro forma EBITDAC multiple of 14.3x. After giving effect to an estimated $1.0 billion deferred tax asset, net consideration is approximately $12.45 billion. The net consideration EBITDAC multiple is 11.3x after giving effect to the deferred tax asset and estimated synergies.

Gallagher expects to finance the transaction using a combination of long-term debt, short-term borrowings, free cash and common equity. The final funding does not inhibit Gallagher from continuing its ongoing tuck-in M&A strategy and contemplates Gallagher maintaining its current solid investment grade debt rating.

Gallagher also expects to recognize synergies of approximately $160 million and integration costs of approximately $500 million, including $200 million of non-cash retention awards, over the next 3 years.

After giving effect to these assumptions, the pro forma results discussed above and the impact of expected synergies, the acquired operations would have been approximately 10 to 12% accretive to Gallagher’s trailing twelve month adjusted GAAP EPS as of September 30, 2024.

Other Acquisition Transaction Information

The transaction is subject to customary regulatory approvals. More information, including a presentation outlining the transaction, can be found on the company’s website at www.ajg.com. The estimates provided in this release and the presentation on the company’s website, may be updated before the transaction closes as more information becomes available.

Conference Call Information

In conjunction with this announcement, J. Patrick Gallagher, Jr., Chairman and CEO, will host a conference call on Monday, December 9, 2024 at 8:30 am ET/ 7:30 am CT.

The conference call will be broadcast live through Gallagher’s website at www.ajg.com and a conference call replay will be available on the company’s website approximately two hours after the broadcast. The replay can be accessed by going to Investor Relations and clicking on Events & Presentations.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co. (NYSE:AJG), a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Investors:	Media:

Ray Iardella	Paul Day
VP—Investor Relations	Communications Manager
630-285-3661/ ray_iardella@ajg.com	630-285-5946/ paul_day1@ajg.com

Information Regarding Forward-Looking Statements

This press release contains certain statements related to future results, or states Gallagher’s intentions, beliefs and expectations or predictions for the future of Arthur J. Gallagher & Co. and its subsidiaries, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans,” “pro forma,” “outlook” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include, but are not limited to, statements regarding: (i) expected benefits of the proposed transaction, including future financial and operating results and synergies; (ii) the expected revenue, EPS, EBITDAC and credit rating impacts of the proposed transaction; (iii) the size and status of the combined organization within various jurisdictions; (iv) required regulatory approvals; (v) expected timing of completion of the proposed transaction; (vi) expected duration and cost of integration, including the expected consideration to be paid in the proposed transaction, and the anticipated financing of the proposed transaction; (vii) the plans, objectives, expectations and intentions with respect to AssuredPartners; (viii) improvements in Gallagher’s new business production; (ix) global brand recognition; (x) the leveraging of internal resources across divisions and borders; (xi) Gallagher’s ability to stay in front of improvements in technology; (xii) commercial P/C pricing and the premium rate environment; (xiii) drivers and expected levels of Gallagher’s organic growth; (xiv) future M&A opportunities; (xv) increasing productivity and quality; (xvi) Gallagher’s management team; (xvii) Gallagher’s use of leverage; (xviii) Gallagher’s balance sheet; (xix) Gallagher’s return to shareholders and future dividends; (xx) impact of general economic conditions, including fluctuation of interest, inflation and foreign exchange rates; and (xxi) tax credit carryforwards and expected future cash taxes paid as a result of Gallagher’s clean energy investments.

Actual results may differ materially from the estimates set forth herein. Readers are cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the integration of the acquired operations, businesses and assets into Gallagher;

the possibility that the anticipated benefits of the proposed transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the acquired operations into Gallagher; the possibility that the proposed transaction is not completed when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that Gallagher’s free cash generation is insufficient, or the financing required to fund the proposed transaction is not obtained on the terms anticipated or at all; risks associated with increased leverage from the proposed transaction; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; conditions imposed in order to obtain required regulatory approvals; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the inability to retain certain key employees of the acquired operations or Gallagher; competitive and market responses to the proposed transaction; financial information subsequently presented for the acquired business in Gallagher’s subsequent public filings may be different from that presented herein; global economic and geopolitical events, including, among others, fluctuations in interest, inflation and foreign exchange rates, and political violence and instability, such as the wars in Ukraine and the Middle East; risks with respect to other acquisitions larger than Gallagher’s usual tuck-in acquisitions; reputational risks; cybersecurity-related risks; Gallagher’s ability to apply technology, data analytics and artificial intelligence effectively, including related regulatory, data privacy, cybersecurity, E&O and competition risks; disasters or other business interruptions; changes in accounting standards; changes in premium rates and in insurance markets generally, including the impact of large natural events; tax, environmental or other compliance risks related to Gallagher’s legacy clean energy investments; Gallagher’s inability to receive dividends or other distributions from subsidiaries; changes in the insurance brokerage industry’s competitive landscape and additional factors discussed in the section entitled “Information Concerning Forward-Looking Statements” in Gallagher’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and “Risk Factors” in Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Any forward-looking statement Gallagher makes in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein.

Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, adjusted EPS, adjusted revenue, and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

Earnings Measures - Gallagher believes that each of EBITDAC, Adjusted EBITDAC and Adjusted EBITDAC margin, Adjusted EPS, and Adjusted Net earnings, each as defined below, provides a meaningful representation of its operating performance and improves the comparability of Gallagher’s results between periods by eliminating the impact of certain items that have a high degree of variability.

EBITDAC is defined as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

Adjusted EBITDAC is EBITDAC further adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, legal and tax related costs, and the period-over-period impact of foreign currency translation, as applicable.

Adjusted EBITDAC margin is defined as Adjusted EBITDAC divided by Adjusted Revenues (defined below).

Adjusted EPS and Adjusted Net Earnings - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, legal and tax related costs and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding.

Revenue and Expense Measures - Gallagher believes that Adjusted Revenues, as defined below, provides stockholders and other interested persons with useful information that may assist such persons in analyzing Gallagher’s operating results as they develop a future outlook for Gallagher. Gallagher believes that Organic Revenue provides a comparable measurement of revenue growth that is associated with the revenue sources that will continue in the future. Gallagher has historically viewed organic revenue as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Adjusted Revenues is defined as revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment beginning in 2016) adjusted to exclude net gains realized on divestitures, acquisition related adjustments and other non-recurring items, acquisition integration costs, workforce related charges, lease termination related charges, the period-over-period impact of foreign currency translation, amortization of intangible assets, effective income tax impact, and legal and tax related costs, as applicable.

Organic Revenue. For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations, which include disposals of a business through sale or closure, run-off of a business and the restructuring and/or repricing of programs and products, in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. In addition, change in organic growth in fee revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods.

This press release is neither an offer to sell nor a solicitation of an offer to buy any security of Gallagher, nor shall there be any sale of a security in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Reconciliation of September 30, 2024 TTM Non-GAAP Measures (Unaudited)

AJG Consolidated	As Filed	As Filed	As Filed	As Filed	As Filed
					TTM
dollars in $M	Q4 2023	Q1 2024	Q2 2024	Q3 2024	09/30/2024
Brokerage & Risk Management revenues	2,391.9	3,217.7	2,734.9	2,766.1	11,110.6
Corporate Segment Revenues	1.2	0.4	1.1	0.4	3.1

Total Revenues before Reimbursements	2,393.1	3,218.1	2,736.0	2,766.5	11,113.7
Brokerage & Risk Management Compensation & Operating	1,781.8	2,098.5	1,994.5	2,000.5	7,875.3
Corporate Segment Compensation & Operating	97.0	63.1	51.2	75.1	286.4
Interest	78.2	92.2	94.3	92.9	357.6
Depreciation	43.7	45.4	40.8	45.3	175.2
Amortization	146.0	162.3	170.8	164.7	643.8
Change in estimated acquisition earnout payables	328.6	(16.1)	18.8	(15.3)	316.0

Expenses	2,475.3	2,445.4	2,370.4	2,363.2	9,654.3

Earnings before income taxes	(82.2)	772.7	365.6	403.3	1,459.4
Provision (benefit) for income taxes	(42.6)	160.0	80.2	89.2	286.8

Net earnings	(39.6)	612.7	285.4	314.1	1,172.6
Net earnings attributable to non-controlling interests	(7.4)	4.3	2.0	1.5	0.4

Net earnings attributable to controlling interests	(32.2)	608.4	283.4	312.6	1,172.2

Diluted net earnings per share	$(0.15)	$2.74	$1.26	$1.39	$5.27

Diluted Wtd. Avg. Shares Outstanding	221.1	222.0	222.9	223.9	222.5

AJG Consolidated	Non-GAAP adjustments	Non-GAAP adjustments	Non-GAAP adjustments	Non-GAAP adjustments	Non-GAAP adjustments
dollars in $M	Q4 2023	Q1 2024	Q2 2024	Q3 2024	TTM 09/30/2024
Brokerage & Risk Management revenues	(4.1)	(26.3)	(2.1)	(22.6)	(55.1)
Corporate Segment Revenues					—

Total Revenues before Reimbursements	(4.1)	(26.3)	(2.1)	(22.6)	(55.1)
Brokerage & Risk Management Compensation & Operating	(112.4)	(112.1)	(120.4)	(131.6)	(476.5)
Corporate Segment Compensation & Operating	(46.4)	(3.2)	(2.8)	(8.9)	(61.3)
Interest					—
Depreciation	(0.2)				(0.2)
Amortization	(146.0)	(162.3)	(170.8)	(164.7)	(643.8)
Change in estimated acquisition earnout payables	(309.5)	34.9	(3.8)	29.1	(249.3)

Expenses	(614.5)	(242.7)	(297.8)	(276.1)	(1,431.1)

Earnings before income taxes	610.4	216.4	295.7	253.5	1,376.0
Provision (benefit) for income taxes	162.4	54.5	74.5	61.3	352.7

Net earnings	448.0	161.9	221.2	192.2	1,023.3
Net earnings attributable to non-controlling interests	7.6	(3.0)	—	—	4.6

Net earnings attributable to controlling interests	440.4	164.9	221.2	192.2	1,018.7

Diluted net earnings per share	$1.99	$0.74	$0.99	$0.86	$4.58

Diluted Wtd. Avg. Shares Outstanding	221.1	222.0	222.9	223.9	222.5

AJG Consolidated	As Adjusted	As Adjusted	As Adjusted	As Adjusted	As Adjusted
dollars in $M	Q4 2023	Q1 2024	Q2 2024	Q3 2024	TTM 09/30/2024
Brokerage & Risk Management revenues	2,387.8	3,191.4	2,732.8	2,743.5	11,055.5
Corporate Segment Revenues	1.2	0.4	1.1	0.4	3.1

Total Revenues before Reimbursements	2,389.0	3,191.8	2,733.9	2,743.9	11,058.6
Brokerage & Risk Management Compensation & Operating	1,669.4	1,986.4	1,874.1	1,868.9	7,398.8
Corporate Segment Compensation & Operating	50.6	59.9	48.4	66.2	225.1
Interest	78.2	92.2	94.3	92.9	357.6
Depreciation	43.5	45.4	40.8	45.3	175.0
Amortization	—	—	—	—	—
Change in estimated acquisition earnout payables	19.1	18.8	15.0	13.8	66.7

Expenses	1,860.8	2,202.7	2,072.6	2,087.1	8,223.2

Earnings before income taxes	528.2	989.1	661.3	656.8	2,835.4
Provision (benefit) for income taxes	119.8	214.5	154.7	150.5	639.5

Net earnings	408.4	774.6	506.6	506.3	2,195.9
Net earnings attributable to non-controlling interests	0.2	1.3	2.0	1.5	5.0

Net earnings attributable to controlling interests	408.2	773.3	504.6	504.8	2,190.9

Diluted net earnings per share	$1.85	$3.49	$2.26	$2.26	$9.85

Diluted Wtd. Avg. Shares Outstanding	221.1	222.0	222.9	223.9	222.5